Exhibit 4.3

PENTAIR LTD.

2012 STOCK AND INCENTIVE PLAN

1. Purpose, Effective Date and Assumed Equity Awards.

(a) Purpose. The Pentair Ltd. 2012 Stock and Incentive Plan has several complementary purposes: (i) to promote the growth and success of the Company by linking a significant portion of participant compensation to the increase in value of the Company’s shares; (ii) to attract and retain top quality, experienced executives and key employees by offering a competitive incentive compensation program; (iii) to reward innovation and outstanding performance as important contributing factors to the Company’s growth and progress; (iv) to align the interests of executives, key employees, directors and consultants with those of the Company’s stockholders by reinforcing the relationship between participant rewards and stockholder gains obtained through the achievement by Plan participants of short-term objectives and long-term goals; and (v) to encourage executives, key employees, directors and consultants to obtain and maintain an equity interest in the Company.

(b) Effective Date. This Plan will become effective as of the Fountain Distribution Date (as defined in the Separation and Distribution Agreement (the “Distribution Agreement”), dated as of March 27, 2012, by and among Tyco International Ltd., the Company and The ADT Corporation) (the “Effective Date”), subject to the consummation of the merger contemplated by the Merger Agreement, dated as of March 27, 2012, among the Company, Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (the “Merger Closing”), and Awards may be granted under this Plan on and after the date of the Merger Closing.

(c) Assumed Equity Awards. In connection with the Distribution, equity-based awards held by certain employees and former employees of the Company and its affiliates and certain directors that, prior to the Distribution, related to securities of Tyco International Ltd. are being assumed by the Company and converted into awards that relate to Stock. Such awards (the “Assumed Awards”) will, following the Distribution, be deemed Awards made under this Plan and will be subject to all of the terms and conditions of this Plan except as modified by Appendix A or Appendix B to this Plan. In connection with the Merger Closing, equity-based awards held by certain employees of the Company and its Affiliates that, prior to the Merger Closing, related to the common stock of Pentair, Inc. are also being assumed by the Company and converted into awards that relate to Stock. For the avoidance of doubt, it is noted that awards that, prior to the Merger Closing, related to the common stock of Pentair, Inc. are not subject to this Plan and will continue to be governed by their existing terms following the Merger Closing.

2. Definitions. Capitalized terms used in this Plan have the following meanings:

(a) “10% Stockholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary corporation.

(b) “Administrator” means (i) the Committee with respect to Participants who are not Non-Employee Directors and (ii) the Non-Employee Directors of the Board (or a committee of Non-Employee Directors appointed by the Board) with respect to Participants who are non-Employee Directors.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals subject to U.S. taxation to whom an Option or Stock Appreciation Right that is exempt from Code Section 409A may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d) “Annual Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met) or as otherwise provided in Section 17(c).

(e) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, an Annual Incentive Award, Dividend Equivalent Units, or any other type of award permitted under the Plan.

(f) “Beneficial Owner” means a Person with respect to any securities that:

(i) such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, at any time before the issuance of such securities;

(ii) such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (ii) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on a Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) above) or disposing of any voting securities of the Company.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, except as otherwise determined by the Administrator and set forth in an Award agreement, such act or omission by a Participant as is determined by the Administrator to constitute cause for termination, including but not limited to any of the following:

(i) a material violation of any Company policy, including any policy contained in the Company Code of Business Conduct; (ii) embezzlement from, or theft of property belonging to, the Company or any Affiliate; (iii) willful failure to perform, or gross negligence in the performance of, or failure to perform, assigned duties; or (iv) other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on the business conducted by the Company or its Affiliates.

(i) “Change of Control” means the first occurrence of any of the following after the Merger Closing:

(i) any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving: (A) individuals who, immediately after the Merger Closing, constituted the Board and (B) any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors immediately after the Merger Closing, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) after the Merger Closing shall not be deemed Continuing Directors until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change of Control, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change of Control occurred; or

(iii) the consummation of a merger, consolidation or share exchange of the Company with any other entity or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), in each case, which requires approval of the shareholders of the Company, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Merger Closing, pursuant to express authorization by the Board that refers to this exception) representing twenty percent (20%) or more of either the then outstanding Shares or the combined voting power of the Company’s then outstanding voting securities; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company or a sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twenty-four (24) consecutive months), in each case, which requires approval of the shareholders of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least seventy-five percent (75%) of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (x) no Change of Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions; and (y) for purposes of an Award (1) that provides for the payment of deferred compensation that is subject to Code Section 409A or (2) with respect to which the Company permits a deferral election, the definition of “Change of Control” shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(j) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(k) “Commission” means the United States Securities and Exchange Commission or any successor agency.

(l) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer the Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Code Section 162(m)(4)(C); provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(m) “Company” means Pentair Ltd., a Swiss company, or any successor thereto.

(n) “Consultant” means a person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.

(o) “Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.

(p) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Affiliates.

(q) “Disability” means, except as otherwise determined by the Administrator and set forth in an Award agreement: (i) with respect to an ISO, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, a physical or mental incapacity which qualifies an individual to collect a benefit under a long term disability plan maintained by the Company or an Affiliate, or such similar mental or physical condition which the Administrator may determine to be a disability, regardless of whether either the individual or the condition is covered by any such long term disability plan. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

(r) “Distribution” means the Fountain Distribution as defined in the Distribution Agreement.

(s) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.

(t) “Eligible Employee” means a key managerial, administrative or professional employee of the Company or an Affiliate.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(v) “Fair Market Value” means, per Share on a particular date, a price that is based (i) on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share on the New York Stock Exchange or such other exchange or automated trading system on which the Stock is then principally traded (the “Applicable Exchange”) on the applicable date, the preceding trading day or the next succeeding trading day, or (ii) the arithmetic mean of selling prices on all trading days over a specified averaging period that is within 30 days before or 30 days after the applicable date, or such arithmetic mean weighted by volume of trading on each trading day in the period, in each case as determined by the Administrator in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Administrator and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the Administrator does not specify a different method, the Fair Market Value of a Share as of a given date shall be the closing sale price on the day as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Stock is not traded on an established stock exchange, the Administrator shall determine in good faith the Fair Market Value of a Share. Notwithstanding the foregoing, in the case of a sale of Shares on the Applicable Exchange, the actual sale price shall be the Fair Market Value of such Shares. The Administrator also shall establish the Fair Market Value of any other property.

(w) “Incentive Stock Option” or “ISO” means an Option that meets the requirements of Code Section 422.

(x) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(y) “Participant” means an individual selected by the Administrator to receive an Award.

(z) “Performance Awards” means a Performance Share, a Performance Unit and an Annual Incentive Award, and any Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.

(aa) “Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its Affiliates or any one or more divisions or business units of the Company or any Affiliate: net income; income from continuing operations; stockholder return; total stockholder return; stock price; Fair Market Value; earnings per share (including diluted earnings per share); net operating profit (including after tax); revenue growth; sales growth (including organic sales growth); return on equity; return on investment; return on invested capital (including after-tax); earnings before interest, taxes, depreciation and amortization; operating income; operating margin; market share; return on sales; asset reduction; cost reduction; working capital turns; cash flow (including free cash flow); and new product releases.

As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable; provided that, the Administrator may, at the time of establishing the Performance Goal(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax regulations or laws, or (iv) the effect of a merger or acquisition. Notwithstanding the foregoing, the calculation of any Performance Goal established for purposes of an Award shall be made without regard to changes in accounting methods used by the Company or in accounting standards that may be required by the Financial Accounting Standards Board after a Performance Goal relative to an Award is established and prior to the time the compensation earned by reason of the achievement of the relevant Performance Goal is paid to the Participant.

In the case of Awards that the Administrator determines will not be considered “performance-based compensation” under Code Section 162(m), the Administrator may establish other Performance Goals not listed in this Plan.

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(bb) “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved or as otherwise provided in Section 17(c).

(cc) “Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved or as otherwise provided in Section 17(c).

(dd) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(ee) “Plan” means this Pentair Ltd. 2012 Stock and Incentive Plan, as may be amended from time to time.

(ff) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

(gg) “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

(hh) “Restricted Stock Unit” means the right to receive a payment equal to the Fair Market Value of one Share.

(ii) “Retirement” means, except as otherwise determined by the Administrator or set forth in an Award agreement, (i) with respect to Participants who are Eligible Employees, termination of employment from the Company and its Affiliates (for other than Cause) on or after attainment of age fifty-five (55) and completion of ten (10) years of service with the Company and its Affiliates (including for this purpose, service with Tyco International Ltd. and its Affiliates), and (ii) with respect to Non-Employee Director Participants, the Director’s removal (for other than Cause), or resignation or failure to be re-elected (for other than Cause), after the Director has served on the Board for six (6) years (including, for this purpose, service on the Board of Directors of Pentair, Inc.).

(jj) “Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(kk) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ll) “Share” means a share of Stock.

(mm) “Stock” means the registered shares of the Company, nominal value CHF 0.50 per share, subject to any capital changes.

(nn) “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(oo) “Subsidiary” means any corporation or limited liability company (except such an entity that is treated as a partnership for U.S. income tax purposes) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain.

3. Administration.

(a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or any Award agreement in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to grant an Award with any vesting condition, any Restriction Period or any performance period if the Award is granted to a newly hired or promoted Participant, or accelerate the vesting, Restriction Period or performance period of an Award, in connection with a Participant’s death, disability, Retirement or termination without Cause.

Notwithstanding the above statement or any other provision of the Plan, once established, the Committee shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Committee may decrease the amount of compensation a Participant may earn under such an Award.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4. Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any Eligible Employee, any

Consultant or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type or amount of Award to such individual.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of Nine Million (9,000,000) Shares are reserved for issuance under this Plan, all of which may be issued pursuant to Incentive Stock Options. Such share reserve will not be depleted by the Assumed Awards. The Shares reserved for issuance may be either Shares created out of conditional, authorized or ordinary share capital or Shares reacquired at any time and now or hereafter held as treasury stock. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b) Replenishment of Shares Under this Plan. The aggregate number of Shares reserved under Section 6(a) shall be depleted by the number of Shares with respect to which an Award is granted on or after the Effective Date; provided that the aggregate number of Shares reserved under Section 6(a) shall be depleted by one (1) Share for each Share subject to a full-value Award. For this purpose, a full-value award includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share), Deferred Stock Rights and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share. If, however, (i) an Award (including an Assumed Award) lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) it is determined during or at the conclusion of the term of an Award (including an Assumed Award) that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award (including an Assumed Award) or (iv) Shares are issued under any Award (including an Assumed Award) and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be credited to the Plan’s reserve (in the same number as they depleted the reserve or, with respect to Assumed Awards, on a Share-for-Share basis) and may be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to Incentive Stock Options.

(c) Participant Limitations. Subject to adjustment as provided in Section 17, no Participant may be granted Awards that could result in such Participant:

(i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than 750,000 Shares during any fiscal year of the Company;

(ii) receiving Awards of Restricted Stock and/or Restricted Stock Units and/or Deferred Stock Rights relating to more than 500,000 Shares during any fiscal year of the Company;

(iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 500,000 Shares during any fiscal year of the Company;

(iv) receiving Awards of Performance Units, the value of which is not based on the Fair Market Value of Shares, for more than $3,000,000 during any fiscal year of the Company;

(v) receiving Annual Incentive Awards, with performance periods ending in the same fiscal year of the Company, with respect to more than $3,500,000; or

(vi) receiving other Stock-based Awards pursuant to Section 12 relating to more than 100,000 Shares during any fiscal year of the Company.

In all cases, determinations under this Section 6(c) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

7. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:

(a) Whether the Option is an Incentive Stock Option or a “nonqualified stock option” which does not meet the requirements of Code Section 422;

(b) The number of Shares subject to the Option;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e) The terms, conditions and manner of exercise, including but not limited to, the manner of payment of the exercise price; provided that, if the aggregate Fair Market Value of the Shares subject to all Incentive Stock Options granted to the Participant (as determined on the date of grant of such Option) that become exercisable during a calendar year exceed $100,000, then such Incentive Stock Options shall be treated as nonqualified stock options to the extent such $100,000 limitation is exceeded; and

(f) The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Stockholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise.

If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

Subject to the terms and conditions of the Award, payment of the exercise price and applicable withholding taxes due upon exercise of the Option, or both, may be made in the form of Stock already owned by the Participant, which Stock shall be valued at Fair Market Value on the date the Option is exercised, or by means of any “net exercise” or similar procedure established under the Plan. A Participant who elects to make payment in Stock may not transfer fractional shares or shares of Stock with an aggregate Fair Market Value in excess of the Option exercise price plus applicable withholding taxes.

8. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:

(a) Whether the SAR is granted independently of an Option or relates to an Option;

(b) The number of Shares to which the SAR relates;

(c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d) The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;

(e) The terms and conditions of exercise or maturity;

(f) The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and

(g) Whether the SAR will be settled in cash, Shares or a combination thereof.

If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9. Performance Units and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Units, including but not limited to:

(a) The number of Shares and/or units to which such Award relates;

(b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;

(c) The Restriction Period with respect to Restricted Stock or Restricted Stock Units and the period of deferral for Deferred Stock Rights;

(d) The performance period for Performance Awards (which, subject to the provisions of Sections 13 and 17, must be at least one year for Stock-based Performance Awards);

(e) With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and

(f) With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

During the time Restricted Stock is subject to the Restriction Period, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, including the right to vote such Stock and, unless the Administrator shall otherwise provide, the right to receive dividends paid with respect to such Stock.

Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are paid in cash, said payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.

10. Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the performance period (except as otherwise provided in Section 17(c)), although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or such other circumstances as the Administrator may specify.

11. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made currently or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; and (c) the Award will be settled in cash or Shares; provided that Dividend Equivalent Units may be granted only in connection with a “full value” Award as defined in Section 6(b).

12. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Such Award may include the issuance of unrestricted Shares, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right (except as prohibited by Section 15(e)), as a bonus, upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such

Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights may not have a purchase price less than the Fair Market Value of the Shares subject to such rights as determined on the date of grant.

13. Effect of Termination on Awards. Except as otherwise provided by the Administrator in an Award agreement or determined by the Administrator at or prior to the time of termination of a Participant’s service, the following provisions shall apply to all outstanding Awards held by a Participant at the time of his or her termination of service from the Company and its Affiliates.

(a) Termination of Employment or Service. If a Participant’s service ends for any reason other than (i) a termination for Cause, (ii) Retirement, (iii) death or (iv) Disability, then:

(i) All Options or SARs that are not vested on the date such Participant’s service ends shall be forfeited immediately, and all Options or SARs that are vested shall be exercisable until the earlier of ninety (90) days following the Participant’s termination date and the expiration date of the Option or SAR as set forth in the applicable Award agreement. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.

(ii) All other Awards made to the Participant, to the extent not then earned, vested or paid to the Participant, shall terminate on the date the Participant’s service ends.

(b) Retirement. Subject to Section 13(c), upon Retirement of a Participant not covered by Section 13(d):

(i) All Options and SARs that are not vested on the date of Retirement shall be forfeited immediately, and all Options or SARs that are vested shall be exercisable until the earlier of ninety (90) days following the Participant’s Retirement date and the expiration date of the Option or SAR. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.

(ii) All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall vest on a prorated basis, based on the portion of the restriction or deferral period, as applicable, which the Participant has completed at the time of Retirement, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.

(iii) All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not retired, but prorated based on the portion of the performance period which the Participant has completed at the time of Retirement.

(c) Retirement of Corporate Officer. Upon Retirement of a Participant who is then a Board-appointed corporate officer, the provisions of Section 13(b) shall apply; provided that if the Participant’s Retirement occurs after the age of sixty (60), then the following provisions shall apply in lieu of Section 13(b):

(i) All Options or SARs shall remain outstanding (and shall continue to vest in accordance with the terms of the Award as if the Participant had continued in employment or service) until the earlier of the expiration date of the Award and the fifth anniversary of such Participant’s Retirement date; provided, however, that such extension shall result in the conversion of an Incentive Stock Option to a nonqualified stock option to the extent required under the Code. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.

(ii) All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall be immediately vested, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.

(iii) All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted Shares or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not retired.

(d) Retirement of a Non-Employee Director. Upon Retirement of a Participant who is then a Non-Employee Director, the following provisions shall apply in lieu of Section 13(b):

(i) All Options or SARs shall remain outstanding (and shall continue to vest in accordance with the terms of the Award as if the Participant had continued in employment or service) until the earlier of the expiration date of the Award and the fifth anniversary of such Participant’s Retirement date. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.

(ii) All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall be immediately vested, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.

(iii) All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted Shares or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not retired.

(e) Death or Disability. If a Participant’s service with the Company and its Affiliates ends due to death or Disability:

(i) All Options and SARs shall vest immediately and shall be exercisable until the earlier of twelve (12) months following the date the Participant’s service ends and the expiration date of the Option or SAR. Upon such earlier date, all Options and SARs then unexercised shall be forfeited.

(ii) All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards or for which any Performance Goals have been satisfied) shall be immediately vested, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.

(iii) All Performance Awards, including Annual Incentive Awards, shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not terminated service.

(f) Termination for Cause. If a Participant’s service with the Company and its Affiliates is terminated for Cause, all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant’s last day of service. The Administrator shall have discretion to determine whether this Section 13(f) shall apply, whether the event or conduct at issue constitutes Cause for termination and the date on which Awards to a Participant shall terminate.

(g) Other Awards. The Administrator shall have the discretion to determine, at the time an Award is made, the effect on other Awards of the Participant’s termination of employment or service.

14. Transferability.

(a) Restrictions on Transfer. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to designate in writing a beneficiary to exercise the Award or receive payment under an Award after the Participant’s death or transfer an Award as provided in subsection (b).

(b) Permitted Transfers. If allowed by the Administrator, a Participant may transfer the ownership of some or all of the vested or earned Awards granted to such Participant, other than Incentive Stock Options, to (i) the spouse, children or grandchildren of such Participant (the “Family Members”), (ii) a trust or trust established for the exclusive benefit of such Family Members, or (iii) a partnership in which such Family Members are the only partners. Notwithstanding the foregoing, vested or earned Awards may be transferred without the Administrator’s pre-approval if the transfer is made incident to a divorce as required pursuant to the terms of a “domestic relations order” as defined in Section 414(p) of the Code; provided that no such transfer will be allowed with respect to ISOs if such transferability is not permitted by Code Section 422. Any such transfer shall be without consideration and shall be irrevocable. No Award so transferred may be subsequently transferred, except by will or applicable laws of descent and distribution. The Administrator may create additional conditions and requirements applicable to the transfer of Awards. Following the allowable transfer of an Award, such Award shall continue to be subject to the same terms and conditions as were applicable to the Award immediately prior to the transfer. For purposes of settlement of the Award, delivery of Stock upon exercise of an Award and the Plan’s Change of Control provisions, however, any reference to a Participant shall be deemed to refer to the transferee.

(c) Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative or by a permitted transferee pursuant to Section 14(b).

15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board or the Committee earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no Incentive Stock Options may be granted after such time unless the stockholders of the Company have approved an extension of this Plan.

(b) Termination and Amendment of Plan. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a), the limit on Incentive Stock Options set forth in Section 6(a) or the limits set forth in Section 6(c) (except as permitted by Section 17), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 15(e).

(c) Amendment, Modification or Cancellation of Awards.

(i) Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 17 or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company, or to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

(iii) Unless the Award agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination to the extent necessary to administer Awards outstanding on the date of the Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, except as provided in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability or the favorable tax or accounting treatment of Awards granted to Participants employed or residing in a country other than the U.S. or Switzerland (a “foreign country”), the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, applicable accounting standards or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

In addition, if an Award is or becomes subject to Code Section 457A such that the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award agreement to the contrary.

(g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

16. Taxes.

(a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any applicable withholding or similar taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct cash (or require an Affiliate to deduct cash) from any payments of any kind otherwise due the Participant, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the applicable withholding or similar tax obligations arising in connection with such Award by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum applicable withholding or similar obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A or Code Section 457A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c) Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Restricted Stock subject to the election is awarded.

17. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). In each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number, and any fractional share resulting from such adjustment shall be rounded down to the nearest whole Share. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares; provided that the number of Shares subject to any Award payable or denominated in Shares must always be a whole number, and any fractional share resulting from such adjustment shall be rounded down to the nearest whole Share.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Change of Control. To the extent a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate then in effect, if any, provides for more favorable treatment to the Participant than the provisions of this Section 17(c), such agreement shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the Change of Control, in the event of a Change of Control:

(i) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;

(ii) Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) that are not then vested shall vest;

(iii) (A) All Performance Awards that are earned but not yet paid shall be paid, (B) all Performance Awards (other than Annual Incentive Awards) for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s) if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target Performance Goals (at 100% of the stated target level) had been met at the time of such Change of Control, and (C) all Annual Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s), determined by using the Participant’s annual base salary rate as in effect immediately before the Change of Control and by assuming the Performance Goals for such period have been fully achieved; and

(iv) All Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.

Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the Administrator may, in its discretion, reduce the amount of such payment to the extent required to prevent the imposition of such excise tax.

18. Miscellaneous.

(a) Other Terms and Conditions. To the extent not inconsistent with other terms of the Plan, the grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i) restrictions on resale or other disposition of Shares; and

(ii) compliance with federal or state securities laws and stock exchange requirements.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate, or a Participant who ceases to be employed by the Company or any Affiliate and immediately thereafter becomes a Non-Employee Director, shall not be considered to have ceased service or terminated employment, respectively, until such Participant’s service to the Company or any Affiliate in any such capacity is terminated; and

(iii) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, (x) if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A; and (y) if the Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her separation from service within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Neither the Company nor any Subsidiary will be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(g) Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Minnesota, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j) No Rights as Stockholders. A Participant who is granted an Award under the Plan will have no rights as a stockholder of the Company with respect to the Award unless and until the Shares underlying the Award are registered in the Participant’s name. The right of any Participant to receive an Award by virtue of participation in the Plan will be no greater than the right of any unsecured general creditor of the Company.

(k) Nature of Payments. All Awards made pursuant to the Plan are in consideration of services for the Company or an Affiliate. Any gain realized or income recognized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation or otherwise included in the determination of benefits for purposes of any other employee benefit plan of the Company or an Affiliate, except as the Administrator otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate. The grant of an Option or SAR will impose no obligation upon the Participant to exercise the Award.

(l) Severability. If any provision of this Plan or any Award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

Appendix A

Terms Applicable to Awards

Resulting from Assumption and Conversion of

Tyco International Ltd. 2004 Stock and Incentive Plan Awards

The terms and conditions set forth below will apply, in lieu of the provisions of the Plan covering the same subject matter, to Assumed Awards. For purposes of this Appendix A, “Assumed Awards” means Awards that result from the assumption and conversion of awards that, prior to the Distribution, related to stock of Tyco International Ltd. and that were granted under the Tyco International Ltd. 2004 Stock and Incentive Plan. Except for the terms and conditions set forth below, such Awards will be subject to all of the terms and conditions of the Plan. For the avoidance of doubt, any references in this Appendix A to the “grant” of an Award, the “date of grant” or similar references shall be deemed to refer to the original grant of the Assumed Award and not to the assumption or conversion of the Assumed Award in connection with the Distribution.

1. Definitions. Capitalized terms used in this Appendix have the following meanings or, if they are not defined in this Appendix A, the meanings given in the Plan.

(a) “Cause” means misconduct that is willfully or wantonly harmful to the Company or any of its Subsidiaries, monetarily or otherwise.

(b) “Change of Control” means the first to occur of any of the following events after the Merger Closing:

(i) any “person” (as defined in Section 13(d) and 14(d) of the Exchange Act), excluding for this purpose, (A) the Company or any Subsidiary or (ii) any employee benefit plan of the Company or any Subsidiary (or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan that acquires beneficial ownership of voting securities of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company representing more than 30 percent of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change of Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; or

(ii) persons who, immediately after the Merger Closing, constitute the Board (the “Incumbent Directors”) cease for any reason (including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction) to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the Merger Closing shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least 50 percent of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened proxy contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Section 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of at least 80 percent of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) “Change of Control Termination” shall mean an Employee’s Involuntary Termination that occurs during the period beginning 60 days prior to the date of a Change of Control and ending two years after the date of such Change of Control.

(d) “Disabled” or “Disability” means the inability of the Employee to perform the material duties pertaining to such Employee’s employment due to a physical or mental injury, infirmity or incapacity for 180 days (including weekends and holidays) in any 365-day period. The existence or nonexistence of a Disability shall be determined by an independent physician selected by the Company and reasonably acceptable to the Employee.

(e) “Employee” means any individual who performs services as an officer or employee of the Company or a Subsidiary.

(f) “Involuntary Termination” means a Termination of Employment of the Participant initiated by the Company or a Subsidiary for any reason other than Cause, Disability or death.

(g) “Key Employee” means an Employee who is a “covered employee” within the meaning of Code Section 162(m)(3).

(h) “Long-Term Performance Award” means Performance Units that are earned solely on account of the attainment of a specified performance target in relation to one or more performance measures designated in the applicable Award Agreement.

(i) “Normal Retirement” means Termination of Employment on or after a Participant has attained age 60, provided that the sum of the Participant’s age and years of service with the Company is 70 or higher.

(j) “Performance Cycle” means, with respect to any Award that vests based on performance measures, the period over which the level of performance will be assessed.

(k) “Reporting Person” means an Employee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

(l) “Stock-Based Award” means an Award of Restricted Stock Units.

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(m) “Target Amount” means a target Award under this Plan if the relevant performance measure is fully (100%) attained, as determined by the Committee.

(n) “Termination of Employment” means the date of cessation of an Employee’s employment relationship with the Company or a Subsidiary for any reason, with or without Cause, as determined by the Company; provided that, with respect to (A) Awards held by an employee of Tyco International Ltd. or its subsidiaries who does not become employed by the Company or one of its subsidiaries as of the date of the Distribution and (B) Awards held by a director of Tyco International Ltd., the phrase “Termination of Employment” shall mean the date the individual terminates employment from, or service as a director of, Tyco International Ltd. (or any successor thereto) or any subsidiary or affiliate thereof.

2. Options and Stock Appreciation Rights

(a) Exercisability. Unless the applicable Award agreement provides otherwise, an Option or Stock Appreciation Right will become exercisable in equal annual installments over a period of four years beginning immediately after the date on which the Option or Stock Appreciation Right was granted, and will lapse 10 years after the date of grant, except as otherwise provided herein.

(b) Death, Disability or Normal Retirement. Unless the applicable Award agreement provides otherwise, upon the death, Disability or Normal Retirement of a Participant who has outstanding Options or Stock Appreciation Rights, the unvested Options or Stock Appreciation Rights will vest. Unless the applicable Award agreement provides otherwise, the Participant’s Options and Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (i) their original expiration date or (ii) the date that is three years after the date on which the Participant dies, incurs a Disability or incurs a Normal Retirement.

(c) Termination of Employment After Age 55. Unless the applicable Award agreement provides otherwise, upon the Termination of Employment of a Participant for any reason other than the Participant’s death, Disability or Normal Retirement or due to a Change of Control, if the Participant has attained age 55, and the sum of the Participant’s age and years of service with the Company is 60 or higher, a pro rata portion of the Participant’s Options and Stock Appreciation Rights will vest so that the total number of vested Options or Stock Appreciation Rights held by the Participant at Termination of Employment (including those that have already vested as of such date) will be equal to (i) the total number of Options or Stock Appreciation Rights originally granted to the Participant under each Award multiplied by (ii) a fraction, the numerator of which is the period of time (in whole months) that have elapsed since the date of grant, and the denominator of which is four years (or such other applicable vesting term as is set forth in the Award agreement). Unless the Award agreement provides otherwise, such Participant’s Options and Stock Appreciation Rights will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is three years after the date of Termination of Employment.

(d) Other Terminations. Upon the Termination of Employment of a Participant that does not meet the requirements of paragraphs (b) or (c) above, any unvested Options or Stock Appreciation Rights will be forfeited unless the Award agreement provides otherwise. Any Options or Stock Appreciation Rights that are vested as of such Termination of Employment will lapse, and will not thereafter be exercisable, upon the earlier of (A) their original expiration date or (B) the date that is six months after the date of such Termination of Employment, unless the Award agreement provides otherwise.

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(e) Deceased Participants. Options and Stock Appreciation Rights of a deceased Participant may be exercised only by the estate of the Participant or by the person given authority to exercise the Options or Stock Appreciation Rights by the Participant’s will or by operation of law. If an Option or Stock Appreciation Right is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Option or Stock Appreciation Right has been transferred by the Participant’s will or the applicable laws of descent and distribution, the Company will be under no obligation to deliver Shares or cash until the Company is satisfied that the person exercising the Option or Stock Appreciation Right is the duly appointed executor or administrator of the deceased Participant or the person to whom the Option or Stock Appreciation Right has been transferred by the Participant’s will or by applicable laws of descent and distribution.

(f) Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in tandem with an Option is subject to the same terms and conditions as the related Option and will be exercisable only to the extent that the related Option is exercisable.

3. Performance Units

(a) Reduction of Awards. The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the amount of Long-Term Performance Awards payable to any Reporting Person with respect to any given Performance Cycle, provided, however, that no reduction will result in an increase in the dollar amount or number of Shares payable under any Long-Term Performance Award of a Key Employee.

(b) Payment, Certification. No Long-Term Performance Award will vest with respect to any Reporting Person until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable performance measures. Long-Term Performance Awards awarded to Reporting Persons who are not Key Employees will be based on the performance measures and payment formulas that the Committee, in its discretion, may establish for these purposes. These performance measures and formulas may be the same as or different than the performance measures and formulas that apply to Key Employees. In applying performance measures, the Committee may, in its discretion, exclude unusual or infrequently occurring items (including any event listed below under “Adjustments” or “Change of Control”) and the cumulative effect of changes in the law, regulations or accounting rules, and may determine no later than ninety (90) days after the commencement of any applicable Performance Cycle or such shorter or longer period as complies with the applicable requirements of Code Section 162(m) and applicable regulations thereunder to exclude other items, each determined in accordance with GAAP (to the extent applicable) and as identified in the financial statements, notes to the financial statements or discussion and analysis of management.

(c) Form of Payment. Long-Term Performance Awards in the form of Performance Units may be paid in cash or full Shares, in the discretion of the Committee, and as set forth in the Award agreement. Performance-based Restricted Stock Units and Restricted Stock will be paid in full Shares. Payment with respect to any fractional Share will be in cash in an amount based on the Fair Market Value of the Share as of the date the Performance Unit becomes payable. All such Long-Term Performance Awards shall be paid no later than the 15th day of the third month following the end of the calendar year (or, if later, following the end of the Company’s fiscal year) in which such Long-Term Performance Awards are no longer subject to a substantial risk of forfeiture (as determined for purposes of Code Section 409A), except as otherwise provided in the applicable Award agreement or to the extent that a Participant has elected to defer payment under the terms of a duly authorized deferred compensation arrangement, in which case the terms of such arrangement shall govern.

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(d) Code Section 162(m). It is the intent of the Company that Long-Term Performance Awards be “performance-based compensation” for purposes of Code Section 162(m), that this Section 3 of Appendix A to the Plan be interpreted in a manner that satisfies the applicable requirements of Code Section 162(m)(C) and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Long-Term Performance Awards. If any provision of this Plan or any Long-Term Performance Award would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict.

(e) Retirement. If a Participant would be entitled to a Long-Term Performance Award but for the fact that the Participant’s employment with the Company terminated prior to the end of the Performance Cycle, the Participant may, in the Committee’s discretion, receive a Long-Term Performance Award, prorated for the portion of the Performance Cycle that the Participant completed and payable at the same time after the end of the Performance Cycle that payments to other Long-Term Performance Award recipients are made, if the sum of the Participant’s age and years of service with the Company was 60 or higher at the time of Termination of Employment or if the Participant retired under a Normal Retirement. The prorated amount of any such Long-Term Performance Award paid due to retirement shall be determined based upon the actual performance achieved during the performance period relative to the pre-established goals for such performance.

4. Other Stock-Based Awards

(a) Vesting. Unless the Award agreement provides otherwise, restrictions on Stock-Based Awards subject to this Section 4 of Appendix A to the Plan will lapse in equal annual installments over a period of four years beginning immediately after the date of grant. If the restrictions on Stock-Based Awards have not lapsed or been satisfied as of the Participant’s Termination of Employment, the Shares will be forfeited by the Participant if the termination is for any reason other than the Normal Retirement, death or Disability of the Participant or a Change of Control, except that the Award will vest pro rata with respect to the portion of the four-year vesting term (or such other vesting term as is set forth in the Award agreement) that the Participant has completed if the Participant has attained age 55, the sum of the Participant’s age and years of service with the Company is 60 or higher and the Participant has satisfied all other applicable conditions established by the Committee with respect to such pro rata vesting. Unless the Award agreement provides otherwise, all restrictions on Stock-Based Awards granted pursuant to this Section 4(a) will lapse upon the Normal Retirement, death or Disability of the Participant or a Change of Control Termination.

(b) Grant of Restricted Stock. Any Shares of Restricted Stock granted to a Participant will be registered in the name of the Participant and held for the Participant by the Company. The Participant will have all rights of a stockholder with respect to the Shares, including the right to vote and to receive dividends or other distributions, except that the Shares may be subject to a vesting schedule and will be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the restrictions are satisfied or lapse.

(c) Grant of Restricted Stock Units. Any Restricted Stock Units granted to an Employee will be paid in cash or whole Shares or a combination of cash and Shares, in the discretion of

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the Committee, when the restrictions on the Units lapse and any other conditions set forth in the Award agreement have been satisfied. For each Restricted Unit that vests, one Share will be paid or an amount in cash equal to the Fair Market Value of a Share as of the date on which the Restricted Unit vests.

(d) Grant of Deferred Stock Rights. Any Deferred Stock Rights granted to an Employee will be paid in whole Shares upon the Employee’s Termination of Employment if the restrictions on the Rights have lapsed. One Share will be paid for each Deferred Stock Rights that becomes payable.

(e) Dividends and Dividend Equivalent Units. If set forth in the applicable Award agreement, dividends issued on Shares may be paid immediately or withheld and deferred in the Participant’s account. In the event of a payment of dividends on Stock, the Committee may credit Restricted Stock Units with Dividend Equivalent Units in accordance with terms and conditions established in the discretion of the Committee. Dividend Equivalent Units will be subject to such vesting terms as are determined by the Committee and may be distributed immediately or withheld and deferred in the Participant’s account as set forth in the applicable Award agreement. Deferred Stock Rights may, as set forth in the Award agreement, be credited with Dividend Equivalent Units or additional Deferred Stock Rights. The number of any Deferred Stock Rights credited to a Participant’s account upon the payment of a dividend will be equal to the quotient produced by dividing the cash value of the dividend by the Fair Market Value of one Share as of the date the dividend is paid. The Committee will determine any terms and conditions on deferral of a dividend or Dividend Equivalent Units, including the rate of interest to be credited on deferral and whether interest will be compounded.

5. Termination for Cause. Notwithstanding anything to the contrary herein, if a Participant incurs a Termination of Employment for Cause, then all Options, Stock Appreciation Rights, Long-Term Performance Awards, Restricted Stock Units, Restricted Stock and other Stock-Based Awards will immediately be cancelled. The exercise of any Option or Stock Appreciation Right or the payment of any Award may be delayed, in the Committee’s discretion, in the event that a potential termination for Cause is pending, subject to ensuring an exemption from or compliance with Code Section 409A and the underlying regulations and rulings.

6. Change of Control.

(a) Acceleration. All outstanding Options and Stock Appreciation Rights will become exercisable as of the later of the effective date of a Change of Control or a Change of Control Termination for any Employee whose employment is terminated by means of a Change of Control Termination if the Awards are not otherwise vested, and all conditions will be waived with respect to outstanding Restricted Stock and Restricted Stock Units (other than Long-Term Performance Awards) and Deferred Stock Rights in such case. Each Participant who has been granted a Long-Term Performance Award that is outstanding as of the date of Change of Control, and whose employment is terminated by means of a Change of Control Termination, will be deemed to have achieved a level of performance, as of the later of the date of the Change of Control or the Change of Control Termination, that would cause all (100%) of the Participant’s Target Amounts to become payable and all restrictions on the Participant’s Restricted Stock Units and Shares of Restricted Stock to lapse.

(b) Adjustment, Conversion and Payment. In addition to the foregoing, no later than 90 days after the date of a Change of Control, the Committee (as constituted prior to the date of the Change of Control) shall provide for the following actions to apply to each Award that is

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outstanding as of the date of Change of Control: (i) an adjustment to such Award as the Committee deems appropriate to reflect such Change of Control, (ii) the acquisition of such Award, or substitution of a new right therefor, by the acquiring or surviving corporation after such Change of Control, or (iii) the purchase of such Award, at the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise or redemption of such Award immediately prior to the Change of Control had such Award been exercisable or payable at such time; provided that in the case of any Award that constitutes deferred compensation that is subject to Code Section 409A(a)(2), any action contemplated herein which would constitute an accelerated payment of such Award shall occur on a date specified in the applicable Award agreement, which date shall be no later than ninety (90) days after the Change of Control. Any payment made pursuant to this Section 6(b) shall include the value of any Dividend Equivalent Units credited with respect to such Award and accrued interest on such Dividend Equivalent Units. The Committee may specify how an Award will be treated in the event of a Change of Control either when the Award is granted or at any time thereafter, except as otherwise provided herein.

7. Fractional Shares. Except as otherwise provided in Section 3(c), if a Participant acquires the right to receive a fractional Share under the Plan, the Participant will receive, in lieu of the fractional Share, a full Share as of the date of settlement.

8. Amendment. No amendment of the Plan or any outstanding Award made without the Participant’s written consent may adversely affect any right of a Participant with respect to an outstanding Award.

9. Special Forfeiture Provision. An Award agreement may provide that the Participant may not, within two years of the Participant’s Termination of Employment with the Company, enter into any employment or consultation arrangement (including service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in any business in which the Company or any Subsidiary is engaged without prior written approval of the Committee if, in the sole judgment of the Committee, the business is competitive with the Company or any Subsidiary or business unit or such employment or consultation arrangement would present a risk that the Participant would likely disclose Company proprietary information (as determined by the Committee). If the Committee makes a determination that this prohibition has been violated, the Participant (i) will forfeit all rights under any outstanding Option or Stock Appreciation Right that was granted subject to the Award agreement and will return to the Company the amount of any profit realized upon an exercise of all Awards during the period, as the Committee determines and sets forth in the Award agreement, beginning no earlier than six months prior to the Participant’s Termination of Employment, and (ii) will forfeit and return to the Company any Performance Units, Shares of Restricted Stock, Restricted Stock Units (including any credited Dividend Equivalent Units), Deferred Stock Rights and other Stock-Based Awards that are outstanding on the date of the Participant’s Termination of Employment, subject to the Award agreement, and have not vested or that became vested and remain subject to this Section 9 of Appendix A to the Plan during a period, as set forth in the Award agreement, beginning no earlier than six months prior to the Participant’s Termination of Employment.

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Appendix B

Terms Applicable to Awards

Resulting from Assumption and Conversion of

Tyco International Ltd. Long Term Incentive Plan

and Tyco International Ltd. Long Term Incentive Plan II Awards

The terms and conditions set forth below will apply, in lieu of the provisions of the Plan covering the same subject matter, to Assumed Awards. For purposes of this Appendix B, “Assumed Awards” means Awards that result from the assumption and conversion of awards that, prior to the Distribution, related to stock of Tyco International Ltd. and that were granted under the Tyco International Ltd. Long Term Incentive Plan or the Tyco International Ltd. Long Term Incentive Plan II. Except for the terms and conditions set forth below, such Awards will be subject to all of the terms and conditions of the Plan. For the avoidance of doubt, any references in this Appendix B to the “grant” of an Award, the “date of grant” or similar references shall be deemed to refer to the original grant of the Assumed Award and not to the assumption or conversion of the Assumed Award in connection with the Distribution.

1. Share Certificates. Notwithstanding any provisions in the Plan respecting certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof, no action shall be taken by the Committee which would, under the laws of Bermuda, cause a separate class of securities other than Shares to be created and the Committee shall consult with appropriate legal counsel in this regard.

2. Committee Discretion to Remove or Amend Restrictions on Transferability. Notwithstanding any restrictions on transferability of Awards referred to in the Plan, the Committee may, in its discretion, either generally or specifically, prospectively or retroactively, waive, amend, alter, suspend, discontinue, cancel or terminate any limits on transferability of Awards on such terms as the Committee may deem appropriate; provided that any of the acts described in this Section 2 of Appendix B to the Plan that would materially impair the rights of any Participant, or any holder or any beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

3. Amendments to the Plan. Any amendment, alteration, suspension, discontinuation, or termination of the Plan that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

4. Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided that, subject to the Committee’s right to adjust Awards pursuant to the Plan and Section 5 below, (a) any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of any Participant, or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and (b) without the approval of the shareholders of the Company, no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially increase the rights of any Participant or any holder or beneficiary of any Award, shall be effective unless the Award, after giving effect to such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination, could permissibly have been granted under the terms of the Plan (without regard to this Section 4 of Appendix B to the Plan).

5. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, or to be derived by the Company.

6. Change of Control.

(a) In addition to the Committee’s authority set forth in Section 5 above, in order to maintain the Participants’ rights in the event of any Change of Control (as defined below), the Committee, as constituted before such Change of Control, is hereby authorized, and has sole discretion, as to any Award, either at the time such Award was made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of such Award so that such Award may be exercised or realized in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Award, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change of Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change of Control.

(b) With respect to Awards resulting from the conversion of awards that, prior to the Distribution, related to stock of Tyco International Ltd. and that were granted under the Tyco International Ltd. Long Term Incentive Plan, a “Change of Control” shall mean the occurrence of any of the following events following the Merger Closing:

(i) any “person” or “group” (as defined under Sections 13(d) and 14(d) of the Exchange Act) is or becomes the direct or indirect “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), of securities representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) individuals who either: (A) are Directors immediately following the Merger Closing, or subsequently are appointed as Directors by, or on the recommendation of, a majority of the Directors in office immediately following the Merger Closing; or (B) are subsequently appointed as Directors by, or on the recommendation of, a majority of those Directors referred to in paragraph (A) above, cease for any reason, other than death or incapacity of a Director or his retirement at a general meeting of the Company at which he is re-elected as a Director (but including as a result of any proxy contest involving the solicitation of revocable proxies under Section 14(a) of the Exchange Act), to constitute a majority of the Board;

(iii) any “person” or “group” (other than an employee benefit plan or plans maintained by the Company or its affiliate) comes to possess, directly or indirectly, the

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legal right to direct the management and policies of the Company, whether through the ownership of securities, by contract or otherwise (other than solely by virtue of membership on the Board or any committee thereof);

(iv) the Company effects a merger, amalgamation, scheme of arrangement or other combination in which the Company is not the surviving entity, or a sale or disposition of all, or substantially all, of the assets of the Company; or

(v) a merger, amalgamation, scheme of arrangement or other combination of the Company or any Affiliate with or into another person or any analogous or similar transaction or event occurs as a result of which the voting rights exercisable at general meetings of the Company in respect of the shares of the Company in issue immediately prior to the relevant event no longer represent a majority of all the voting rights normally exercisable at general meetings of the Company in respect of the shares of the Company in issue immediately after such event.

(c) With respect to Awards resulting from the conversion of awards that, prior to the Distribution, related to stock of Tyco International Ltd. and that were granted under the Tyco International Ltd. Long Term Incentive Plan II, a “Change of Control” shall mean the occurrence of any of the following events following the Merger Closing:

(i) any “person” or “group” (as defined under Sections 13(d) and 14(d) of the Exchange Act) is or becomes the direct or indirect “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), of securities representing 50% or more of the combined voting power of the Company’s then outstanding voting securities other than in connection with a merger, amalgamation, scheme of arrangement or other combination pursuant to which the stockholders of the Company immediately prior to such event beneficially own 50% or more of the voting rights exercisable generally of any such person which is an entity;

(ii) such time as the Continuing Directors (as defined below) cease for any reason, other than death , incapacity or retirement of a Director, to constitute a majority of the Board (or, if applicable, the Board of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board who (A) was a member of the Board immediately following the Merger Closing or (B) was nominated or elected subsequent to such date by at least a majority of the Directors who were Continuing Directors at the time such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the Directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) any “person” or “group” (other than an employee benefit plan or plans maintained by the Company or its affiliate) comes to possess, directly or indirectly, the legal right to direct the management and policies of the Company, whether through the ownership of securities, by contract or otherwise (other than solely by virtue of membership on the Board or any committee thereof);

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(iv) the Company effects a merger, amalgamation, scheme of arrangement or other combination in which the Company is not the surviving entity, or a sale or disposition of all, or substantially all, of the assets of the Company; or

(v) a merger, amalgamation, scheme of arrangement or other combination of the Company with or into another person or any analogous or similar transaction or event occurs as a result of which the voting rights exercisable at general meetings of the Company in respect of the shares of the Company in issue immediately prior to the relevant event no longer represent a majority of all the voting rights normally exercisable at general meetings of the Company (or, if the Company is acquired by another entity in connection with such event, of such entity) in respect of the shares of the Company (or, if the Company is acquired by another entity in connection with such event, of the securities of such entity) in issue immediately after such event.

7. Termination of Service

For purposes of Converted Awards, with respect to (a) awards held by an employee of Tyco International Ltd. or its subsidiaries who does not become employed by the Company or one of its subsidiaries as of the date of the Distribution and (b) Awards held by a director of Tyco International Ltd., the phrase “termination of employment” or “termination of service” or similar phrases shall mean the date the individual terminates employment from, or service as a director of, Tyco International Ltd. (or any successor thereto) or any subsidiary or affiliate thereof.

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SCHEDULE A

SPECIAL RULES FOR GRANT OF OPTIONS AND SHARE AWARDS

IN FRANCE

SEPTEMBER 28, 2012

RECITALS

These Special Rules for France supplement and modify the Pentair Ltd. 2012 Stock and Incentive Plan (the “Plan”), to which this document is attached. The Plan, as modified and supplemented by the special rules of this Schedule (the “French Sub-Plan”), is intended to enable Pentair Ltd. (“Pentair”) to grant certain salaried employees and officers of its French Subsidiaries Options, the characteristics of which conform to the main requirements of Articles L.225-177 to L.225-186-1 of the French Commercial Code and Restricted Stock, Rights to Restricted Stock and Unit Awards which conform to the main requirements of Articles L.225-197-1 to L.225-197-6 of the French Commercial Code so that they all are eligible for the specific treatment under French law with respect to taxation and social security contributions.

According to Article 80 bis, III of the French Tax Code, all options granted by a non-French listed company to the salaried employees and corporate officers of a French subsidiary of such company under a plan adopted by the non-French company may benefit from the special rules on the taxation of option exercise gains as long as the foreign plan fulfils the major conditions of articles L.225-117 to L.225-186-1 of the French Commercial Code.

According to Article 80 quaterdecies, II of the French Tax Code, share awards granted for no consideration by a non-French listed company to the salaried employees and officers of a French subsidiary of such company under a plan adopted by the non-French company may benefit from the special rules on the taxation of the benefit resulting from the acquisition gains of shares as long as the foreign plan fulfils the major conditions of articles L.225-197-1 to L.225-197-6 of the French Commercial Code.

1.	DEFINITIONS

1.1	In this French Sub-Plan, all capitalized words and expressions shall have the meaning set forth in the Plan, except for those words and expressions which are solely used, and specifically defined, in this French Sub-Plan.

1.2	When used in this French Sub-Plan, the following words and expressions shall have the meanings set forth below:

Date of Grant	In respect of an Option or a French Award subject to the French Share Awards Regime, the date of grant as set by the Committee pursuant to the authority granted by the Plan.

Option Exercise Price	The price set by the Committee on the Date of Grant at which a Share may be subscribed or purchased and corresponding to the fair market value of the Share on the Date of Grant as established in accordance with Section 2.2.2.

Four Year Lock-up Period	A period of four (4) years, starting on the Date of Grant of the French Options, during which the Shares acquired from the exercise of the Option cannot be sold or transferred.

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French Awards	The Awards which may be made to a French Participant and which are limited to Options, Awards of Restricted Stock, and Unit Awards; provided, that under no circumstances may a Unit Award entitle a French Participant to receive cash.

French Commercial Code (Code de Commerce)	The Commercial Code in force in France from time to time.

French Eligible Person	Salaried employees (i.e., employees with an employment contract) and corporate officers (i.e., the President, Directeur Général and Directeur Général Délégué, Membre du Directoire, Gérant de sociétés par actions) of the relevant French Subsidiary, but expressly excluding consultants and the directors of the French Subsidiary, unless they also hold a post for which an employment contract has been signed.

French Participant	In respect of French Awards, a French Eligible Person of the relevant French Subsidiary, each as selected by the Committee to participate in this French Sub-Plan.

French Share Award	Awards of Restricted Stock and Unit Awards under this French Sub-Plan that are subject to the French Share Awards Regime.

French Share Awards Regime	The main requirements of articles L.225-197-1 to L.225-197-6 of the French Commercial Code which allow certain specific tax and social benefits pursuant to the rules of Article 80 quaterdecies of the French Tax Code and article L.242-1 of the French Social Security Code and which apply to Awards of Restricted Stock, and Unit Awards under this French Sub-Plan.

French Social Security Code	The “Code de la Sécurité sociale” in force in France from time to time.

French Subsidiary	Any company established in France in which Pentair owns, directly or indirectly, ten percent (10) or more of the share capital or the voting rights of such company.

French Tax Code	The “Code Général des Impôts” (CGI) in force in France from time to time.

Stock Option Regime	The main requirements of articles L.225-177 to L.225-186-1 of the French Commercial Code which convey certain specific tax and social benefits pursuant to the rules of Articles 163 bis C and 200 A of the French Tax Code and Article L.242-1 of the French Social Security Code and which apply to Awards of Options under this French Sub-Plan.

Two Year Holding Period	A period of two (2) years, starting on the end of the vesting period related to the Awards subject to the French Share Awards Regime during which the shares of Stock arising from these Awards can neither be sold nor transferred.

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2	RULES OF THE FRENCH SUB-PLAN

2.1	Rules commonly applicable to the French Stock Option and the Share Awards eligible to the respective French Stock Option Regime and French Share Awards Regime

2.1.1	General

All the Plan’s provisions shall apply to French Participants, except as modified or supplemented by the specific provisions of this French Sub-Plan.

2.1.2	French Awards

The Awards attributable to a French Participant are limited to French Awards. Other Awards cannot be granted to French Participants and the relevant provisions of the Plan governing those Awards shall accordingly not apply to the French Participants.

2.1.3	Number of Shares of Stock that May be Acquired

Notwithstanding the provisions of the Plan, no Options or French Share Awards may be granted to a French Participant who owns more than 10% of the share capital of Pentair at the Date of Grant, as required by the Commercial Code. Furthermore, the maximum number of shares of Stock that may be subscribed or purchased by each French Participant under the French Sub-Plan shall not entitle him or her to hold more than a third of Pentair’s share capital, as required by the Commercial Code.

2.1.4	Agent holding Shares of Stock during the Four Year Lock-up Period or the Two Year Holding Period

In order to ensure that no Participant sells or transfers Shares resulting from the exercise of French Awards subject to the Stock Option Regime during the Four Year Lock-up Period or the grant of French Share Awards during the Two Year Holding Period, at the time of the exercise of Options subject to the Stock Option Regime or the delivery Shares pursuant to any French Share Awards, Pentair shall deliver all such Shares to Pentair’s agent to hold such Shares until the expiration of the Four Year Lock-up Period or the Two Year Holding Period, as applicable. At any time after the expiration of the Four Year Lock-up Period or the Two Year Holding Period, as applicable, the Participant may request Pentair’s agent to (a) deliver some or all of the Shares held to the Participant or (b) sell some or all of the Stock held and deliver the proceeds to the Participant. If requested by the Participant to deliver Stock, Pentair’s agent shall deliver such Shares by means of electronic transfer to the brokerage or bank account designated by the Participant. Pentair’s agent shall deliver the Stock or sell the Stock and deliver the proceeds from the sale as soon as administratively feasible after receipt of the written request from the Participant.

2.1.5	Termination of French Awards

Section 13 of the Plan shall apply only to the extent that it does not conflict with the provisions of this French Sub-Plan and in particular with Sections 2.2.5, 2.2.6, 2.2.8, 2.3.3, 2.3.4 and 2.3.5, which shall prevail in the event of any conflict.

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2.1.6	Transferability of Awards

Notwithstanding Section 12 of the Plan, Options subject to the Stock Option Regime and French Share Awards cannot be assigned, transferred, pledged, or otherwise encumbered, except as otherwise permitted in this French Sub-Plan.

2.2	Rules specifically applicable to the French Awards subject to the Stock Option Regime

2.2.1	Types of Awards to be Granted to the French Participants Subject to the Stock Option Regime

The French Awards subject to the Stock Option Regime are limited to Options.

2.2.2	Exercise Price

The Exercise Price shall be established in accordance with Section 7 of the Plan; provided, that, notwithstanding such Section 7 of the Plan, the Exercise Price set at the Date of Grant shall not be less than 80% of the average of the closing price of the Stock for the last 20 trading days preceding the Date of Grant as quoted on the principal securities exchange market on which the Shares are listed for trading.

Except in the cases provided in Section 2.2.7 below, the number of Shares covered by an Option and the Exercise Price for the Shares covered by the Option may not be changed after the Date of Grant unless authorized by French law.

2.2.3	Grant Period

No Option may be granted to a French Participant (i) within a period of 20 trading days after the date on which Pentair has declared any dividends or other form of distributions in respect of its Stock traded on a securities exchange market a general right to subscribe to the Company’s Shares (i.e., a rights offering), (ii) within a period of 10 trading days before and 10 trading days after the date on which the annual or consolidated financial statements of Pentair are made public, or (iii) during any period during which the management bodies of Pentair have knowledge of information which could have, if made public, a significant impact on the market price of the Shares and for a period of 10 trading days after the business date on which such information is made public.

2.2.4	Adjustment of the Price and Number of Shares of Stock in the Event of a Certain Events

If, while an Option remains unexercised, Pentair is subject to or engages in any of the corporate actions described in Section 17 of the Plan, the Committee may adjust the number of Shares that may be acquired on exercise of the Option or the Exercise Price of the Shares covered by such Option, and such adjustment shall not result in the forfeiture of the specific rules applying to liability for tax and social security contributions arising from stock options; provided, the event falls within the transactions described in article L.225-181, sub-paragraph 2 of the French Commercial Code.

2.2.5	Vesting of French Stock Option

Notwithstanding the terms of Section 7 of the Plan, the French Awards subject to the Stock Option Regime granted to French Participants under the French Sub-Plan shall vest, or become exercisable, over a term of three (3) years, with two-thirds of the Option Awards vesting on the second anniversary of the Date of Grant and the remaining one-third of the Option Awards vesting on the third anniversary of the Date of Grant.

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2.2.6	Four Year Lock-up Period

No Shares which have been acquired through the exercise of Options subject to the Stock Option Regime may be sold or transferred during the Four Year Lock-up Period. In addition, such Shares must be registered in the holder’s name throughout such Four Year Lock-up Period.

Except as specifically permitted by the terms of Sections 2.2.7 and 2.2.8 of this French Sub-Plan, any sale or transfer of Shares resulting from the exercise of Options subject to the Stock Option Regime during the Four Year Lock-up Period shall result in the inapplicability of the specific rules on liability for tax and social security contributions relating to exercise option gains (“the Option Gain”), which shall then be regarded as part of the employee’s salary for tax and social security purposes. For purposes of this Section 2.2.6, the Option Gain is equal to the difference between the fair market value of the Shares when an Option is exercised and the Exercise Price.

During the Four Year Lock-up Period, the Shares shall be transferred to and held by an agent of Pentair in accordance with Section 2.1.4 of this French Sub-Plan.

Any Participant who exercises his or her French Award subject to the Stock Option Regime after a period of at least four years from the Date of Grant of such Award may sell the Shares thus acquired without any need to comply with the Four Year Lock-up Period.

The Four Year Lock-up Period shall apply even if vesting is accelerated under Section 17 of the Plan.

2.2.7	Exchange of Shares in the Event of a Restructuring of the Company

Any adjustments of the French Awards acquired under this subplan may no longer continue to qualify for the specific rules on tax and social security contributions in case of the restructuring of Pentair.

2.2.8	Exemption from the Four Year Lock-up Period

According to Article 91 ter of Schedule II to the French Tax Code, the French Participant shall no longer be subject to the Four Year Lock-up Period requirement specified in this French Sub-Plan, and he or she shall remain eligible for the specific rules on liability for tax and social security contributions in the cases set forth below:

•	If the French Participant becomes Disabled and such Disability is included in the second or third category level of Disability specified in article L 341-1 of the French Social Security Code;

•	In the event of the French Participant’s death;

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If the French Participant’s employment is terminated by the French Participant’s employer; provided, that the Options have been exercised at least three (3) months before he or she is sent of the notice of dismissal; or

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If the French Participant is required by the French Subsidiary to retire (as defined under article L. 1237-5 of the French Labor Code) in lieu of terminating his employment; provided, that his or her Options have been exercised at least three (3) months before the end of his or her employment contract.

2.2.9	Term of Options Subject to the Stock Option Regime

Options subject to the Stock Option Regime that are granted pursuant to this French Plan will expire no later than ten (10) years less six (6) months after the Grant Date, unless otherwise specified

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in the applicable Award Agreement. The Option term will be extended only in the event of the death of a French Participant, but in no event will any Option be exercisable beyond six (6) months following the date of death of the French Participant or such other period as may be required to comply with French law.

2.2.10	Employee’s Social Security Contributions

If the French Participant no longer qualifies for the specific rules on liability for tax and social security contributions, the Option Gain shall be subject to tax as salary in the hands of the Participant, and the Participant shall be liable to pay social security contributions.

By accepting Options subject to the French Stock Option Regime, French Participants acknowledge that, if Shares acquired on exercise of such Options are sold before the end of the Four Year Lock-up Period, other than under circumstances permitted by Sections 2.2.7 and 2.2.8, the Option Gain will be recharacterized as salary and the relevant Pentair French Subsidiary shall have the right to levy the French Participant’s share of social security contributions as well as CSG and CRDS for which the French Participants are liable on account of the Option Gain. Such levy shall be deducted from the salary paid to the French Participant after such sale or from the sale proceeds of the Shares.

2.3	Rules Specifically Applicable to the French Awards subject to the French Share Awards Regime

2.3.1	Types of Awards to be Granted to the French Participants and Subject to the French Share Awards Regime

The French Awards subject to the French Share Awards Regime are limited to Restricted Stock Awards and Unit Awards, exclusive of Awards of cash.

2.3.2	Restrictions on the Rights Attached to the French Share Awards

(a)	Performance Units. Notwithstanding the definition of a Performance Unit in the Plan, a Performance Unit awarded to a French Participant may only consist of the right to receive an amount of Stock to the exclusion of any amount of cash. Notwithstanding Section 9(b) of the Plan, if Performance Shares are granted in tandem with Performance Units, no Performance Shares may be delivered to a French Participant and the French Participant shall not have any of the rights of a shareholder until the Performance Shares vest.

(b)	Restricted Stock Units. Notwithstanding the definition of a Restricted Stock Unit in the Plan, a Restricted Stock Unit may only include the right to receive shares of Stock to the exclusion of any amount of cash.

2.3.3	Vesting of French Share Awards

Notwithstanding Section 9 of the Plan, French Awards subject to the French Share Awards Regime shall vest over a period of four (4) years, with one half of the Award vesting after the third anniversary of the Date of Grant and the remaining one half vesting after the fourth anniversary of the Date of Grant.

Until the French Share Awards are vested, the French Participant shall have not any of the rights of a shareholder and in particular shall not be entitled to any dividends paid during the vesting period.

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2.3.4	Acceleration of the Vesting of the French Share Award

Notwithstanding the provisions of Section 17 of the Plan, a Change of Control can not result in an acceleration of the date on which the French Share Awards vest prior to the second anniversary of the Date of Grant. Furthermore, the payment of the French Share Award can only be made by the delivery of Shares to the exclusion of any cash.

Notwithstanding the provisions of Section 13 of the Plan or any authority given to the Committee under Section 15 of the Plan, French Share Awards may only become immediately vested in whole or in part in accordance with the following:

•	in the event of the Disability of the French Participant, if such Disability corresponds to the second or third categories of Disability provided by article L.341-4 of the French Social Security Code;

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upon the death of the French Participant, in which case the heirs of the French Participant may request the issuance and subsequent transfer of the Shares, if such request is made within six months after the death of the Participant;

•	upon the Retirement (as defined in the Plan) of the French Participant, provided that in no event may any French Share Awards vest prior to the second anniversary of the Date of Grant.

Except as permitted by the preceding paragraph, Section 13 of the Plan, insofar as it provides for acceleration of vesting of Share Awards or Section 15, insofar as it allows the Committee to accelerate the vesting of Share Awards, shall not apply to French Participants.

2.3.5	Two Year Holding Period

No Shares which have been acquired through French Share Awards may be sold or transferred during the Two year Holding Period. In addition, such Shares must be registered in the holder’s name throughout such Two Year Holding Period.

Except as specifically permitted by the terms of Section 2.3.6 of this French Sub-Plan, no sale or transfer of Shares resulting from the grant French Share Awards during the Two Year Holding Period is permitted and otherwise shall result in the inapplicability of the specific rules on liability for tax and social security contributions relating to the Vesting Gain, which shall then be regarded as part of the employee’s salary. For purposes of this Section, the Vesting Gain is equal to the opening price of the Shares as quoted on the principal securities exchange market on which the Shares are listed of the day the French Share Award is vested.

During the Two Year Holding Period, the Shares shall be transferred to and held by an agent of Pentair in accordance with Section 2.1.4 of this French Sub-Plan.

Notwithstanding the provisions of Section 16 of the Plan, a Change of Control cannot result in exempting a French Participant from the Two Year Holding Period, except as specified in Section 2.3.6 below in this French Sub-Plan.

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2.3.6	Exceptions to the Two Year Holding Period

Notwithstanding Section 2.3.5 of this French Sub-Plan, the Two Year Holding Period shall not apply and the Shares resulting from the grant of French Share Awards may be disposed of prior to the end of such period:

•	in the event the French Participant becomes Disabled and such Disability corresponds to the second or third categories of Disability provided in article L.341-4 of the French Social Security Code; and

•	in the event of the death of the Participant, by the heirs of the French Participant.

If, during the Two Year Holding Period, the Shares resulting from the grant of French Share Awards are exchanged in connection with takeover bid involving an exchange of shares or by a merger or spin-off, division or grouping of the Shares, such exchange may be regarded as a breach of the Two Year Holding Period for French purposes; each transaction shall be reviewed. In case of loss of the specific rules, the Vesting Gain will be recharacterized as salary. .

2.3.7	Black-out Period after the Two Year Holding Period

In order to comply with article L. 225-197-1 of the French Commercial Code, French Participants shall be subject to the selling restrictions set forth follow.

After the end of the Two Year Holding Period, a French Participant shall not sell Shares resulting from the grant of French Share Awards:

•	during the 10 trading day period prior to and the 3 trading day period after the date of publication of the annual or the consolidated financial statements of Pentair; and

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during any period during which the management bodies of Pentair have knowledge of inside information which could have, if made public, a significant impact on the market price of the Shares and the tenth trading day following the date on which such information is made public.

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